Exhibit 10.3

Execution Version

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made as of March 15, 2023 by and between Serina Therapeutics, Inc., an Alabama corporation (the “Company”), and AgeX Therapeutics, Inc., a Delaware corporation (the “Purchaser”).

RECITALS

The Company desires to issue and sell and Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”) which shall be convertible on the terms stated therein into equity securities of the Company. The Note and the equity securities issuable upon conversion thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities”. Capitalized terms not otherwise defined herein have the meaning given them in the Note.

AGREEMENT

The parties hereby agree as follows:

1. Purchase and Sale of Note.

(a) Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to Purchaser a Note in the principal amount of $10,000,000. The purchase price of the Note shall be equal to 100% of the principal amount of such Note.

(b) Closing; Delivery.

(i) The purchase and sale of the Note shall take place remotely by the electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement at 10:00 a.m., on the date hereof, or in such other manner or at such other time and place as the Company and Purchaser may mutually agree, orally or in writing (which time and place are designated as the “Closing”).

(ii) At the Closing, the Company shall deliver to Purchaser the Note to be purchased by such Purchaser against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, and (2) delivery of counterpart signature pages to this Agreement and the Note.

(c) Defined Terms Used in this Agreement. In addition to the terms defined in the Note and herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(i) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(ii) “Budget” means initially the fiscal year budget and business plan commencing on January 1, 2023 and delivered to, and accepted by, the Purchaser on or prior to the date hereof (the “Initial Budget”), and thereafter fiscal year forward looking budget of the Company prepared on a monthly basis (including detailed cash monthly expenditures), which is approved by the Purchaser in its sole discretion from time to time, which after the initial Budget shall include actual expenditures for the preceding fiscal year period then ended and a variance analysis for such period of actual expenditures versus forecasted cash expenditure included in the most recent Budget covering any portion of such period.

(iii) “Code” means the Internal Revenue Code of 1986, as amended.

(iv) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(v) “Debt Financing Source” means the Lender (and its successors and assigns) under that certain Secured Convertible Promissory Note, dated on or around March 13, 2023, by Purchaser in favor of the Lender.

(vi) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Randall Moreadith, Steve Ledger, and Tacey Viegas.

(vii) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company and its subsidiaries; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required, permitted, or prohibited by this Agreement or any action taken (or omitted to be taken) with the written consent of, or at the written request of, the Purchaser; (vi) any changes in applicable laws or accounting rules (including GAAP); (vii) any natural or man-made disaster or acts of God; (viii) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, that, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), and (viii), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to the Company and its subsidiaries, taken as a whole, as compared to other similarly situated companies.

(viii) “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided that “New Securities” will not include the Company’s issuance of any share dividend, securities issued by reason of a share split, or options issued to employees under the Company’s equity incentive plan approved by the Board of Directors.

(ix) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(x) “Qualified Merger” means a merger or similar business combination of the Company with Purchaser or a subsidiary or an Affiliate of Purchaser in a mutually agreeable structure and on customary terms for a transaction of this type, which must include the terms of a Qualified Merger set forth in that certain Term Sheet, dated December 4, 2022, as amended from time to time, by and between the Company and Purchaser.

(xi) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xii) “Subordination Agreement” means the Subordination Agreement substantially in the form attached hereto as Exhibit D.

(xiii) “Transaction Agreements” means this Agreement, the Note, Subordination Agreement, and the Indemnification Agreement.

2. Qualified Financing Documents. Upon such conversion of the Note, Purchaser hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Financing as have been entered into by other investors purchasing Qualified Securities (with the same rights as are granted to other investors in such Qualified Financing), including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with a public offering); provided, that the Purchaser will not be required to (i) undertake investor obligations that are not applied to all of the new investors in such Qualified Financing, (ii) agree to any restrictive covenant in connection with the Qualified Financing (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Qualified Financing) or any release of claims and (iii) amend, extend or terminate any contractual or other relationship with the Company or its Affiliates.

3. Representations and Warranties of the Company. The Company (which term shall include any subsidiaries of the Company, other than in respect of Sections 3(b), (c), (d), (g) and (h)) hereby represents and warrants to Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit A to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have, whether individually or in the aggregate, a Material Adverse Effect.

(b) Corporate Power. The Company has all requisite corporate power to execute and deliver the Transaction Agreements, to sell and issue the Note hereunder, and to carry out and perform its obligations hereunder and thereunder. The Company’s Board of Directors (the “Board”) has approved the execution and performance of the Transaction Agreement, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing and the issuance of the Note.

(c) Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the issuance and delivery of the Note has been taken; except that the Company has not obtained the necessary corporate approval for the authorization of any shares of capital stock issuable upon conversion of the Note. Assuming due authorization, execution and delivery by Purchaser, the Transaction Agreements each constitute a valid and binding obligation of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (“Enforceability Exceptions”).

(d) Capitalization; Valid Issuance of Securities.

(i) The authorized capital of the Company consists, immediately prior to the Closing, of:

(1) 15,000,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”), 2,218,500 of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(2) 10,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), 400,000 of which are designated A Preferred Stock, all of which are issued and outstanding, 300,000 of which are designated Series A-1 Preferred Stock, all of which are issued and outstanding, 1,122,077 of which are designated Series A-2 Preferred Stock, 1,117,013 of which are issued and outstanding, 499,200 of which are designated Series A-3 Preferred Stock, all of which are issued and outstanding, 718,997 of which are designated Series A-4 Preferred Stock, all of which are issued and outstanding, and 4,620,000 of which are designated Series A-5 Preferred Stock, 367,015 of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation, as amended, in the form of Exhibit C attached to this Agreement (the “Restated Certificate”) and as provided by the Alabama Business Corporation Law.

(ii) The Company has reserved a total of 2,100,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Stock Option Plan duly adopted by the Board and approved by the Company stockholders (as amended, the “Stock Plan”). Of such reserved shares of Common Stock, 73,700 shares have been issued pursuant to exercise of outstanding options; options to purchase 2,086,450 shares of Common Stock pursuant to stock option grant agreements have been granted; 2,012,750 options to purchase shares of Common Stock are currently outstanding; and 13,550 shares of Common Stock remain available for grant to officers, directors, employees and consultants pursuant to the Stock Plan.

(iii) There are currently outstanding Warrants (as defined below) to purchase 367,015 shares of Series A-5 Preferred Stock. In addition, as of the record date, the Company has issued convertible promissory notes having an original principal amount of $1,450,000 (in the aggregate), at an interest rate of 6% per annum pursuant to the Current Offering (collectively, the “Existing Notes”). The Existing Notes provide for the conversion of the outstanding principal and interest into the capital stock of the Company and, if applicable, a Warrant or Warrants (as defined below), upon the occurrence of certain conversion events described in the Warrants. Each Existing Note provides that the holder of the Existing Note may voluntarily convert the Existing Note at a price of $13.00 per share of Series A-5 Preferred Stock. If an Existing Note holder voluntarily converts the Existing Note, the Existing Note holder shall be entitled to receive (in addition to Series A-5 Preferred Stock) a warrant to purchase one share of Series A-5 Preferred Stock, exercisable at an exercise price of $20.00 (each, a “Warrant”), for each share of Series A-5 Preferred Stock issued to such holder as a result of the conversion event.

(iv) Schedule 3(d)(iv) of the Disclosure Schedule sets forth the capitalization of the Company on a fully diluted basis immediately prior to the Closing in summary form. Except for (A) the conversion privileges of the Note to be issued under this Agreement, and (B) the securities and rights described in Section 3(d)(ii)-(iii) of this Agreement and Schedule 3(d)(iv) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) Governmental Consents. Assuming the accuracy of the representations made by the Purchaser in Section 4 of this Agreement, all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the issuance of the Note has been obtained, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

(f) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or key employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or key employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or key employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(g) Compliance with Laws and Permits. The Company is not in violation or default in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(h) Compliance with Other Instruments. The Company is not in violation or default (A) of any provision of its Restated Certificate or bylaws, of (B) any provision of any material mortgage, indenture or contract to which it is a party or by which it is bound or (C) of any material judgment, decree, order or writ. The execution, delivery and performance of this Agreement and the issuance of the Note hereunder will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained valid waivers of any rights (including any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights) of other parties to purchase any of the Securities covered by this Agreement.

(i) Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (i) Purchaser, or (ii) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and Purchaser.

(j) Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 below, the offer, issue and sale of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Note to any person or persons so as to bring the sale of such Note by the Company within the registration provisions of the Securities Act or any state securities laws.

(k) Use of Proceeds. The Company shall use the proceeds of the Note solely for Permitted Uses.

(l) Financial Statements.

(i) The Company has delivered to Purchaser its audited financial statements as of December 31, 2021 and 2020 and for the fiscal year ended December 31, 2021 and 2020 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2022 (the “Balance Sheet Date”) and for the 12-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may be subject to normal and recurring year end adjustments and may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(i) Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

(ii) The Company is not a guarantor or indemnitor of any indebtedness of any individual, corporation, partnership, trust, limited liability company, association or other entity.

(iii) The property and assets that the Company owns are free and clear of all mortgages, security interests, pledges, deeds of trust, liens, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.

(m) Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. For U.S. federal (and applicable state and local) income tax purposes, the Company is, and at all times since its formation has been, properly classified and treated as a C corporation, and no person has taken any other action to the contrary (including by filing an IRS Form 8832). The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder.

(n) Intellectual Property.

(i) The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or known infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(ii) No product or service marketed or sold (or to the Knowledge of the Company, proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(iii) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(iv) The Company has obtained and possesses, to the Company’s knowledge, valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(v) Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (A) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (B) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (C) resulted from the performance of services for the Company. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.

(vi) No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

(o) Affiliate Transactions.

(i) Other than (i) standard employee benefits generally made available to all employees and standard employment contracts made available to Purchaser prior to the date hereof, and (ii) the Transaction Agreements to be entered into on or prior to the Closing, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or key employees, or any Affiliate (as defined below) thereof.

(ii) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own shares in (but not exceeding five percent (5%) of the outstanding share capital of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

(p) Foreign Corrupt Practices Act. Neither the Company nor any of its directors or officers, nor, to the Company’s knowledge, any of its employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors. or officers, nor, to the Company’s knowledge, any of its employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies intended to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and intended to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(q) Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchasers are accurate and complete. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

(r) FDA Approvals. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither the Company nor any of its officers nor , to the Company’s knowledge, any of its employees, contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither the Company nor any of its officers nor, to the Company’s knowledge, any of its employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers nor, to the Company’s knowledge, any of its employees, contractors, or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

(s) FDA Regulation. The Company is and has been in compliance with all applicable laws administered or issued by the FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting.

(t) Reliance. Seller acknowledges and agrees that Seller is not relying and has not relied on any representations or warranties of Purchaser whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in Section 4.

4. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Company, which representations and warranties are made as of the date of the Closing, that:

(a) Authorization. Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which Purchaser is a party, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by Enforceability Exceptions.

(b) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon such Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Purchaser either has not been formed for the specific purpose of acquiring the Securities, or each beneficial owner of equity securities of or equity interests in Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

(d) Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that such Purchaser is able, without materially impairing Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(e) Restricted Securities. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(f) No Public Market. Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(g) Legends. Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or any securities issued in respect thereof or exchanged therefor.

(h) Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i) No “Bad Actor” Disqualification. Such Purchaser represents and warrants that neither (A) such Purchaser nor (B) any entity that controls such Purchaser or is under the control of, or under common control with, such Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. Such Purchaser represents that such Purchaser has exercised reasonable care to determine the accuracy of the representation made by such Purchaser in this paragraph, and agrees to notify the Company if such Purchaser becomes aware of any fact that makes the representation given by such Purchaser hereunder inaccurate.

(j) No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(k) Headquarters; Principal Executive Offices. For purposes of securities laws and filings thereunder, Purchaser’s headquarters and principal executive offices are located at 1101 Marina Village Parkway, Suite 201, Alameda, California 94501.

(l) Reliance. Purchaser acknowledges and agrees that Purchaser is not relying and has not relied on any representations or warranties of Seller whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in Section 3 (as qualified by the Disclosure Schedules).

5. Conditions of Purchaser’s Obligations at Closing. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Compliance Certificate. The CEO of the Company shall deliver to Purchaser at the Closing a certificate certifying that the condition specified in Section 5(a) has been fulfilled.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(d) Subordination. The Company shall deliver to Purchaser the Subordination Agreement, duly executed by the Company and the holders of any Indebtedness of the Company.

(e) Wire Instructions. The Company shall deliver to Purchaser the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(f) Indemnification Agreement. The Company shall have executed and delivered the Indemnification Agreement.

(g) Board of Directors. As of the Closing, the authorized size of the Board shall be seven (7), and the Board shall be comprised of Michael D. Bentley, Barbara Fisk, J. Milton Harris, James R. Hudson, Jr., Steve Ledger, Randall Moreadith and Noteholder Director.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in Section 4 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

(c) Delivery of IRS Form W-9. Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-9.

(d) Subordination. Purchaser shall deliver to the Company the Subordination Agreement.

7. Negative Covenants of the Company. The Company agrees that while the Note is outstanding, the Company shall not (and shall cause each of its subsidiaries not to) without the prior written consent of Purchaser (in addition to any other written consent or vote required to be obtained pursuant to the Restated Certificate as in effect from time to time):

(a) other than the Current Offering (as defined in the Note), create, incur, authorize the creation of, issue, or authorize the issuance of, any indebtedness for borrowed money (excluding customary trade payables, customary trade credit, and ordinary course corporate credit card arrangements), whether or not convertible into equity securities of the Company (collectively, “Indebtedness”);

(b) create, incur or grant any lien, pledge or security interest in the assets of the Company or its subsidiaries (including any pledge of the equity of any subsidiaries);

(c) other than the Current Offering, create, incur, authorize the creation of, issue, or authorize the issuance of, any additional convertible promissory notes, simple agreements for future equity (SAFEs) or other instruments convertible or exercisable into equity of the Company (excluding, for the avoidance of doubt, (i) options issued to employees under an existing incentive plan and (ii) Qualified Securities);

(d) other than in a Qualified Merger, convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of the subsidiaries to Transfer, all or any part of its business or property, except for Transfers in the ordinary course of business;

(e) other than in a Qualified Merger, merge or consolidate, or permit any of the subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of the subsidiaries to acquire, all or substantially all of the capital stock or property of another Person;

(f) make or permit payment on any Indebtedness, except under the terms of the Subordination Agreement;

(g) directly or indirectly enter into or permit to exist any material transaction with any Affiliate, except for (i) transactions that are in the ordinary course of the business upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated Person and (ii) compensation arrangements approved by a majority of the disinterested members of the Company’s Board of Directors; or

(h) (i) directly or indirectly make any investment; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (A) the Company may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and (B) the Company may pay dividends solely in Common Stock.

8. Issuance of Conversion Stock. The Company shall, prior to the conversion of the Note into capital stock of the Company, reserve from its authorized but unissued shares of its capital stock for issuance and delivery upon the conversion of the Note, such number of shares of capital stock (“Conversion Stock”), and any shares of Common Stock, and, prior to the conversion of the Note, will take all steps necessary to amend its certificate of incorporation to provide sufficient authorized numbers of shares of Conversion Stock issuable upon the conversion of the Note (and shares of its Common Stock for issuance upon conversion of such Conversion Stock). All such shares shall be duly authorized, and when issued upon any such conversion, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

9. Purchaser Board Seat.

(a) For so long as the Note is outstanding, Purchaser will be entitled to designate a nominee to serve as a director on the Board (the “Noteholder Director”), to participate as a director at all meetings of the Board and committees of the Board and to receive copies of all materials distributed to the Board and committees of the Board concurrently with distribution to other directors. Prior to such nominee joining the Board, the Company will (i) obtain standard director and officer insurance with a carrier in an amount satisfactory to the Board of Directors and (ii) enter into an indemnification agreement with the Purchaser’s director nominee in form attached hereto as Exhibit E (the “Indemnification Agreement”).

(b) For so long as the Noteholder Director is serving on the Board of Directors, the Company shall not cease to maintain a directors and officer insurance policy. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of the Noteholder Director as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the certificate of incorporation, or elsewhere, as the case may be.

(c) The Company hereby acknowledges that the Noteholder Director nominated to may have certain rights to indemnification, advancement of expenses and/or insurance provided by Purchaser and certain of its Affiliates (collectively, the “Purchaser Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Noteholder Director are primary and any obligation of the Purchaser Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Noteholder Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Noteholder Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any the Noteholder Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and the Noteholder Director), without regard to any rights the Noteholder Director may have against the Purchaser Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Purchaser Indemnitors from any and all claims against the Purchaser Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Purchaser Indemnitors on behalf of any the Noteholder Director with respect to any claim for which the Noteholder Director has sought indemnification from the Company shall affect the foregoing and the Purchaser Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Noteholder Director against the Company. The Noteholder Director and the Purchaser Indemnitors are intended third-party beneficiaries of this Section 9(c) and shall have the right, power and authority to enforce the provisions of this Section 9(c) as though they were a party to this Agreement.

10. Information and Inspection Rights.

(a) The Company shall deliver to the Purchaser:

(i) (A) on the date of Closing, the Initial Budget and (B) as soon as practicable, but in any event 30 days before the end of each fiscal year, a Budget.

(ii) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;

(iii) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with generally accepted accounting principles); and

(iv) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as Purchaser may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 10(a) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) If any holder of Indebtedness or securityholder of the Company receives information or reporting rights with respect to the Company and its subsidiaries that are in addition to or more favorable than the information rights of Purchaser contained herein, then the Company agrees that any such additional and/or more favorable information or reporting rights shall also be granted to Purchaser, and all such information or reporting shall be delivered to the Purchaser contemporaneously with delivery to such other Person.

(c) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(d) The Company shall permit Purchaser to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 10(d) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(e) The Company shall give prompt written notice to Acquiror of (i) any breach of any representation or warranty of the Company contained in this Agreement or any other Transaction Agreement, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect, (iii) any failure of the Company or any other Affiliate of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or (iv) any Event of Default.

11. Good Faith Efforts. Each party shall work in good faith expeditiously towards negotiating the terms of, and executing and delivering such documents relating to, and taking such action necessary to effectuate the Qualified Merger.

12. Participation Rights. Purchaser shall have a pro rata right (but not an obligation), based on such Purchaser’s percentage ownership in the Company (assuming the conversion of all outstanding convertible notes held by such Purchaser at a price per share equal to the Capped Price (or Conversion Price if the Discount Price is known)) to participate in subsequent issuances of New Securities, including but not limited to in connection with a Qualified Financing or Non-Qualified Financing. The Company shall give notice (the “Offer Notice”) to Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By notification to the Company within 20 days after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by Purchaser (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Note in the manner described above) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants). The closing of any sale of New Securities pursuant to the Offer Notice shall occur within 90 days of the date that the Offer Notice is given.

13. Finder’s Fee. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

14. Permitted Uses. The Company shall use all cash proceeds from the sale of the Note solely for the purpose of the Company’s research and development work (including through third-party contractors), professional and administrative expenses, and for general working capital only (in accordance with a Budget) (“Permitted Uses”).

15. Miscellaneous.

(a) Governing Law. This Agreement, and all matters arising directly and indirectly herefrom (“Covered Matters”), shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between parties in the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Each of the parties hereto irrevocably submits to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware, and any appellate courts from any thereof for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(a).

(b) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(c) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser and the Debt Financing Source. Any amendment or waiver effected in accordance with this Section 15(c) shall be binding upon Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company; provided that no such waiver in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides. No delay or omission on the part of any party hereto in exercising any right under this Agreement shall operate as a waiver of such right or of any other right of such party, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may not assign any of its rights and obligations under this Agreement. Purchaser may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company; provided, that no such consent of the Company shall be required for any assignment to Purchaser’s Affiliates or the Debt Financing Source.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth on the signature page, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(i) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(j) Tax Matters. The parties hereto agree (i) that, for U.S. federal (and applicable state and local) income tax purposes, the Note is intended to be treated as stock that is not “preferred stock” for purposes of Sections 304, 305, 306, 354, 368 and 1036 of the Code and the conversion of the Note is intended to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code (collectively, the “Tax Treatment”) and (ii) to adhere to the Tax Treatment for U.S. federal income tax purposes and not to file any tax return or take any action inconsistent with the foregoing, except as otherwise required by a determination within the meaning of Section 1313 of the Code. The Company will use its reasonable best efforts to avoid becoming a tax resident in any jurisdiction other than the United States.

(k) Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

(l) Debt Financing Source. The Debt Financing Source is an intended third-party beneficiaries of Sections 15(c) and (d) and shall have the right, power and authority to enforce the provisions of such Sections 15(c) and (d) as though they were a party to this Agreement.

Remainder of page intentionally left blank; signature pages follow.

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

the company:

Serina Therapeutics, Inc.

By:	/s/ Randall A. Moreadith
(Signature)
Name:	Randall A. Moreadith
Title:	Chief Executive Officer and President

Address:

Email:

With a copy (which shall not constitute notice) to:

SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

The Purchaser:

AgeX Therapeutics, Inc.

By:	/s/ Michael West
(Signature)
Name:	Michael West
Title:	Chief Executive Officer

Address:

Email:

With a copy (which shall not constitute notice) to:

Email:

SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT